EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Heat Biologics, Inc.

Chapel Hill, North Carolina

We hereby consent to the incorporation by reference in this Registration Statement of our report dated April 8, 2013, relating to the consolidated financial statements of Heat Biologics, Inc. appearing in the Company’s Registration Statement on Form S-1 filed on July 8, 2013, as amended (File No. 333-188365).

/s/ BDO USA, LLP

Raleigh, North Carolina

January 21, 2014